UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
December 29, 2009
NUANCE COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-27038 (Commission File Number)	94-3156479 (IRS Employer Identification No.)
1 Wayside Road
Burlington, Massachusetts 01803
(Address of Principal Executive Offices)
(Zip Code)
Registrant’s telephone number, including area code: (781) 565-5000
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On December 29, 2009, Nuance Communications, Inc. (“Nuance”), Foxtrot Acquisition Limited (“Foxtrot I”), a company incorporated in the Cayman Islands and a wholly owned indirect subsidiary of Nuance, Foxtrot Acquisition II Limited (“Foxtrot II”), a company incorporated in the Cayman Islands and a wholly owned direct subsidiary of Nuance, and certain holders of outstanding equity and debt securities of SpinVox Limited (“SpinVox”) entered into two agreements pursuant to which all existing financial indebtedness of SpinVox was cancelled and Nuance acquired all of the equity securities of SpinVox for an aggregate consideration of (i) a cash payment of approximately $67.5 million, subject to reduction based on certain of SpinVox’s third party expenses and as otherwise set forth in the transaction documents, and (ii) 2,299,311 shares of Nuance common stock.
The foregoing description of the agreements is qualified in its entirety by reference to the full text of the agreements (the “Agreements”), copies of which are attached hereto as Exhibits 2.1 and 2.2 and are incorporated herein by reference.
Item 2.01. Completion of Acquisition or Disposition of Assets.
On December 30, 2009, Nuance completed the transactions described in Item 1.01 above.
Item 3.02 Unregistered Sales of Equity Securities.
In accordance with the terms of the Agreements, Nuance issued to the debtholders of SpinVox 2,299,311 shares of Nuance common stock. The foregoing shares were issued in reliance upon exemptions from the registration requirements of the Securities Act of 1933, as amended, provided by (i) Section 4(2) thereof because the issuance did not involve a public offering and (ii) Regulation S because the offers and sales were made outside of the United States of America.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits
2.1	Agreement for the acquisition of the entire issued share capital of SpinVox Limited, the substitution of Foxtrot Acquisition Limited as the issuer of a debt instrument issued by SpinVox Limited, and the release and cancellation of such debt instrument in consideration of shares in Foxtrot Acquisition Limited dated December 29, 2009

2.2	Agreement for the acquisition of shares in Foxtrot Acquisition Limited and the payment of certain sums to the Mezzanine Lenders and other parties dated December 29, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned.

NUANCE COMMUNICATIONS, INC.
By:	/s/ Thomas Beaudoin
Thomas Beaudoin
Chief Financial Officer

Date: January 5, 2010

INDEX TO EXHIBITS
2.1	Agreement for the acquisition of the entire issued share capital of SpinVox Limited, the substitution of Foxtrot Acquisition Limited as the issuer of a debt instrument issued by SpinVox Limited, and the release and cancellation of such debt instrument in consideration of shares in Foxtrot Acquisition Limited dated December 29, 2009

2.2	Agreement for the acquisition of shares in Foxtrot Acquisition Limited and the payment of certain sums to the Mezzanine Lenders and other parties dated December 29, 2009.